                                                                     EXHIBIT 4.1

                                                  INCORPORATED UNDER THE
                                              LAWS OF THE REPUBLIC OF LIBERIA

        RCL-06880

THIS CERTIFICATE TRANSFERABLE                SEE REVERSE FOR CERTAIN DEFINITIONS
   IN NEW YORK, NEW YORK                              CUSIP V778OT 10 3
AND CHARLOTTE, NORTH CAROLINA                   THE SHARES REPRESENTED BY THIS
                                                  CERTIFICATE ARE SUBJECT TO
                                                  RESTRICTIONS ON TRANSFER.
                                            SEE REVERSE SIDE OF THIS CERTIFICATE





                          ROYAL CARIBBEAN CRUISES LTD.


This Certifies that


is the owner of

                 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON
                     STOCK OF THE PAR VALUE OF $.01 EACH OF

ROYAL CARIBBEAN CRUISES, LTD. transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

[SEAL]

DATED

/s/ MICHAEL J. SMITH                         /s/ B. GLUIN
--------------------------                   -----------------------------
    Michael J. Smith                             B. Gluin
    Secretary                                    Senior Vice President
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     The Shares represented by this certificate are subject to restrictions on transfer. Unless excepted by the Board of Directors or exempted by the terms of the Articles of Incorporation of Royal Caribbean Cruises Ltd., no Person may
(1) Beneficially Own Shares in excess of 4.9% of the outstanding Shares, by value, vote or number, determined as provided in the Articles of Incorporation of Royal Caribbean Cruises Ltd., and computed with regard to all outstanding Shares and, to the extent provided by the Code, all Shares issuable under existing options and exchange rights that have not been exercised; or (2) Transfer Shares which would result in the Corporation being "closely held". Unless so excepted, any acquisition of Shares and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own Shares in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the Shares represented hereby will be designated and treated as Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Corporation. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on exceeding certain ownership levels. All terms not defined in this legend have the meanings provided in the Articles of Incorporation of Royal Caribbean Cruises Ltd. The Corporation will mail without charge to any requesting shareholder a copy of the Articles of Incorporation, including the express terms of each class and series of the authorized Shares of the Corporation, within five (5) days after receipt by the Secretary of the Corporation of a written request therefor.

                          ROYAL CARIBBEAN CRUISES LTD.

     The Corporation will furnish without charge to each stockholder who so requests from the Corporation's principal office in Miami, Florida, attn:
Corporate Secretary, a statement of the designation, relative rights, preferences and limitations of each class of stock or series thereof and the authority of the board to fix the relative rights, preferences and limitations of preferred stock.

                              --------------------

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common       UNIF GIFT MIN ACT- ________ Custodian ______
TEN ENT- as tenants by the entireties                  (Cust)            (Minor)
 JT TEN- as joint tenants with                   under Uniform Gift to Minors
         right of survivorship and               Act ___________________________
         not as tenants in common                              (State)

    Additional abbreviations may also be used though not in the above list.

     For value received, ____________ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE
___________________________________________
|                                         |
|_________________________________________|_____________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint _____________________________________________
____________________________________________________________________ Attorney to
transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________

                                             X _________________________________

                                             X _________________________________
                                               NOTICE: THE SIGNATURE(S) TO THE
                                               ASSIGNMENT MUST CORRESPOND WITH
                                               THE NAME(S) AS WRITTEN UPON THE
                                               FACE OF THE CERTIFICATE IN EVERY
                                               PARTICULAR WITHOUT ALTERATION OR
                                               ENLARGEMENT OR ANY CHANGE
                                               WHATEVER.

                    SIGNATURE(S) GUARANTEED:  __________________________________

                                               THE SIGNATURE(S) SHOULD BE
                                               GUARANTEED BY AN ELIGIBLE
                                               GUARANTOR INSTITUTION. (BANKS,
                                               STOCKBROKERS, SAVINGS AND LOAN
                                               ASSOCIATIONS AND CREDIT UNIONS
                                               WITH MEMBERSHIP IN AN APPROVED
                                               SIGNATURE GUARANTEE MEDALLION
                                               PROGRAM), PURSUANT TO S.E.C. RULE
                                               17Ad-15.